UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):	May 15, 2009

Las Vegas Gaming, Inc.
(Exact name of registrant as specified in its charter)

Nevada	000-30375	88-0392994
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

4000 W. Ali Baba Lane Suite D, Las Vegas, Nevada		89118
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code:	702-871-7111

Not Applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 15, 2009, Zak Khal was terminated as Chief Operating Officer and Secretary of Las Vegas Gaming, Inc. (the “Company”).  Jon Berkley, the Company’s President and Chief Executive Officer, and Bruce Shepard, the Company’s Chief Financial Officer, will fulfill the operating responsibilities that were previously performed by Mr. Khal.  Mr. Shepard will also serve as the Company’s Secretary.

Mr. Khal’s gaming compliance duties will be assumed by Gregg Schatzman, who has been named  the Company’s Interim Director of Compliance.  Presently, Mr. Schatzman is Managing Director of Schatzman & Associates, LLC, acting as a gaming law firm advisor for applications and licensing of individuals/corporations and single/multi-jurisdictional regulation compliance.  Mr. Schatzman also acts as a gaming industry advisor regarding hotel and casino operations. Mr. Schatzman is also a member of the Board of Directors of Cadillac Jack, Inc. and serves as a member of their Compliance Committee.  Mr. Schatzman also had a ten year tenure with the Nevada Gaming Control Board, serving as Chief of Investigations from January 1987 until leaving the Board in June 1990.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LAS VEGAS GAMING, INC.

Date: June 22, 2009	By:	/s/ Bruce A. Shepard
Bruce A. Shepard Chief Financial Officer